Exhibit (n): Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment 10 to the Registration Statement on Form N-6, 333-182361 of RiverSource® Variable Universal Life 5/RiverSource® Variable Universal Life 5—Estate Series of our report dated February 26, 2019 relating to the consolidated financial statements of RiverSource Life Insurance Company and our report dated April 19, 2019 with respect to the financial statements of RiverSource Variable Life Separate Account, which appear in Post-Effective Amendment 2 to the Registration Statement on Form N-6, 333-227506. We also consent to the reference to us as experts under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 22, 2019